SCHWARZ INDUSTRIAL PARK LEASE
                          -----------------------------

TENANT:                    Thermacell Technologies, Inc.
                           Attn: Bo Gimvang, President
                           Attn: John Pidorenko, CEO
                           Address: 440 Fentress Boulevard
                                    Daytona Beach, FL 32114
                           (904) 253-6262 - Telephone
                           (904) 253-0882 - Facsimile

LANDLORD:                  MRS ENTERPRISES, LLC
                           Attn: Ralph Schwarz, Sr.
                           221 Fentress Boulevard
                           Daytona Beach, Florida 32114
                           (904) 252-2442 - Telephone
                           (904) 238-3647 - Facsimile

PROPERTY MANAGER:          Edward L. Schwarz
                           Schwarz Realty Group, Inc.
                           457 South Ridgewood Avenue
                           Daytona Beach, Florida 32114
                           (904) 258-0555 - Telephone
                           (904) 253-4528 - Facsimile

     FOR VALUABLE CONSIDERATION RECEIVED, LANDLORD and TENANT agree as follows:

     1. PREMISES: Tenant hereby leases from Landlord approximately 12,320* square feet of Building 5 , together with loading and parking areas, if applicable, Schwarz Industrial Buildings, 440 Fentress Boulevard, Daytona Beach, Florida 32114, as shown on the diagram and drawing which is attached hereto as Exhibit "A" to this Lease. *Plus 243 SF out building in front.

     2. NATURE OF TENANCY: Tenant acknowledges that Tenant in leasing from Landlord commercial or non-residential property and therefore the provisions of
Part 1, Chapter 83, Florida Statutes, apply to the tenancy created by this lease.

     3. PROPERTY MANAGER: Landlord has appointed the above company as its Property Manager and Tenant shall direct all communications concerning the premises to the Property Manager and shall make all rental payments to Ralph Schwarz, Sr. and Landlord hereby appoints Property Manager as its duly authorized agent and attorney-in-fact to execute on behalf of Landlord all notices, complaints or pleadings, actions for possession or payment of rent and any other writings, documents or matters described in Chapter 83, Florida Statutes. Landlord reserves the right to appoint other property managers by written notice and specification to Tenant.

     4.TERM OF LEASE: This lease is for a term of 5 years with the term commencing on first of November, 1999 and expiring on the 31st dav of October, 2004. Any renewal options or other extension options, if applicable, are as described on Exhibit "B" attached to this Lease.

     5. RENT AMOUNT AND PAYMENT: During the term of this lease, Tenant shall pay monthly rent as described in this paragraph, in Advance, without demand, with each payment due on the first day of Each month during the tem of this lease with all payments made to the attention of the Property Manager, unless otherwised specified

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in writing  by  Landlord.  Any rental  payment  which has not been  received  by
Property Manager (or Landlord if there be no Property Manager) by 5:00 p.m. EST or EDT, as applicable, on the 3rd day of the month for which the rental payment is due, whether such 3rd day shall be a business day, Saturday, Sunday or other legal holiday, shall be considered delinquent and shall be subject to a late charge in the amount of ten percent (10%) of the monthly rental payment, as additional rent, as agreed compensation to Property Manager and Landlord for additional administrative overhead incurred in the administration and collection of delinquent rental accounts. Any rental payment which has not been received by Property Manager (or Landlord if there be no Property Manager) by 5:00 p.m. EST or EDT, as applicable, on the 5th day of the month for which the rental payment is due, whether such 5th day shall be a business day, Saturday, Sunday or other legal holiday, shall cause Tenant to be in breach and default of this lease and Landlord shall be entitled to all rights and remedies for default described in this lease according to Part 1, Chapter 83, Florida Statutes. All rental payments and late charges shall be increased by any applicable commercial rent tax levied by any governmental agency or unit having jurisdiction over the premises. Any rental payments made after the fifteenth (15) day of the month for which the rental payment is due shall be made in cash or by postal money order or certified check, and shall not be by personal check. The monthly rent shall be calculated as follows:

     (a)  Base Rent:

              $4.50/SF/YR = $4,620/Mo.(lst 2 years, CPI increases/YR thereafter)
                .75/SF YR = $ 770/Mo.(Adjusted  yearly on prorata basis)
               TOTAL 1st YR=  $5,390/Mo.  Plus  Sales Tax
                Add'l rent for 243 SF Out Bldg in front @$ 5.25/SF=$106.30 mo. Total rent due $5,496.30 x 6% tax = $329.77 tax
                New Total Rent Due:  $5,826.07

     (b)  Pass Through:


              Includes R.E. Taxes, Insurance & C.A.M.




     (c) Lease Incentives: If applicable, any lease incentives or special features concerning rent are as described on Exhibit "B", attached to this Lease.

     6.SECURITY DEPOSIT: Upon the execution of this lease, Tenant is depositing with Landlord the sum of $ 7,500.00 1 constituting a security deposit, which sum shall secure the full performance of Tenant under the terms of this lease including, without limitation, the obligations of Tenant to pay rent, late charges maintain the premises, maintain insurance, pay utilities, and redeliver the premises to Landlord in the same condition as the premises existed upon the taking of possession of the premises by Tenant, as properly maintained and repaired by Tenant pursuant to the terms of this lease, ordinary wear and tear only accepted. The security deposit shall not bear or accrue interest in favor of tenant, and may be deposited, at the election of Landlord, in a non-interest bearing account. One-half of the security deposit has already been paid prior to the execution of this lease and the remaining one-half is due at the signing of this lease together with rent for the first month of this lease.

     7. USE OF PREMISES: Tenant shall utilize the premises solely for the transaction of manufacturing of glass spheres or "vaxcells" business and for no other purpose (s) whatsoever. Tenant shall not suffer any person(s) to reside within the premises. Tenant shall operate the business and occupy the promises

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in full  conformity with all laws,  regulations,  ordinances,  restrictions  and prohibitions of any governmental authority; Tenant shall not commit or suffer any illegal or immoral use of the premises; Tenant shall not commit or suffer any nuisances or any conditions or behavior which interferes with the full use and enjoyment of other tenants of the Schwarz Industrial Buildings. Tenants shall obtain and maintain all permits, licenses and shall pay all license fees, impact fees, impost of any nature attributable to the transaction of the business of Tenant or the occupancy of the premises by Tenant.

           8. UTILITIES: Tenant is responsible for all utility deposits and charges for all electricity, water, gas, telephone, cable service, sanitation garbage or similar utilities serving the premises and shall indemnify and otherwise hold harmless Landlord from any and all liens against the premises resulting from Tenants failure to pay or discharge the responsibilities of Tenant concerning said utilities.

     9. MAINTENANCE OBLIGATIONS OF LANDLORD: Landlord shall be responsible for the maintenance of the roof, exterior structure and common areas as designated in this lease (see attached diagram).

     10. MAINTENANCE OBLIGATION OF TENANT: Tenant shall be responsible for and shall maintain and repair all plumbing, electrical, HVAC systems, appliances, doors and locks and plate glass and windows of the premises. Tenant shall be responsible generally and shall maintain in first rate condition the premises, and shall at all times keep the promises neat and clean.

     11. ALTERNATIONS TO PREMISES: Tenant shall make no improvements or alterations or install any signs within or about the premises absent the written consent of Landlord. In the event that Landlord consents to any such alterations or improvements, whether fixtures or otherwise, all such matter shall became part of the premises, shall become the property of the Landlord at the expiration of this lease, without payment or compensation to Tenant. If so directed by Landlord, Tenant shall remove any such alterations or improvements, whether fixtures or otherwise, at the expiration of this lease, and restore the premises to the same condition as existed before the alterations or improvements were made or installed, all at the expense of Tenant. If Tenant fails to effect such removal and restoration as directed by Landlord, Tenant shall be liable to Landlord for all Landlord's expenses incurred in discharging the obligations of Tenant on behalf of Tenant.

     12. RISK OF LOSS: All property, equipment or possessions of any nature of Tenant within or about the premises shall be at the sole risk of Tenant and Landlord shall have no responsibility for any theft, casualty, damage or other lose of any of said property of tenant or patrons, employees, contractors or any invitees of tenant.

     13. INDEMNITY AND INSURANCE: Tenant shall fully indemnify and otherwise hold harmless Landlord from any and all claims, demands or suits arising out of or otherwise attributable to Tenant, the occupancy of the premises by Tenant asserted by any party(s) whatsoever and this indemnity shall include all costs incurred by Landlord, including reasonable defense attorneys fees. Tenant shall obtain and maintain public liability insurance and casualty insurance insuring the repair and replacement of matters within the premises which are the responsibility of Tenant, which policy shall show Landlord as additional insured, and Tenant shall at all times maintain with Landlord Certificates of Insurance showing current coverage and the companies, amounts, casualties imperils insured against, and deductibles, shall be as prescribed by Landlord, from time to time. Tenant for itself and all others waives all right of subrogation against Landlord. The initial prescriptions of coverage by Landlord to Tenant are:__________ The initial prescriptions of coverage by Landlord to Tenant are: Two Million ($2,000,000.00) for any one person, Two Million ($2,000,000.00) for any one accident and One Million ($1,000,000.00) for any property damage.


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     14. ASSIGNMENT OR SUBLET: Tenant shall not assign,  transfer or hypothecate in any manner its rights under this lease, nor shall it sublet all or any portion of the premises, without the express written consent of Landlord, and such consent shall be in the sole discretion of Landlord.

     15. ACCESS BY LANDLORD: Landlord shall at all times have access to the premises for purposes of inspection of the premises by Landlord to assure compliance by Tenant with its obligations under this lease and for making such repairs or otherwise discharging the obligations of Tenant under this lease, for the account of Tenant and Landlord shall have the right to place "For Rent" signs and shall have the right to exhibit the premises to potential Tenants during the last sixty (60) days of the term of this lease.

     16. LOSS OR DESTRUCTION OF PREMISES: If at any time during the term of this lease the premises shall be lost or destroyed (whether by casualty or condemnation or taking) so as to be wholly or partially untenantable, Landlord shall have the option of either restoring the premises or terminating this lease, and shall exercise the option within the first thirty (30) days after such event. If the Landlord elects repair or restoration, such repair shall be completed within sixty (60) days after the event. Rent shall be equitably apportioned during any such damage. With respect to a condemnation or taking of all or a portion of the premises, the lease shall either terminate upon a full taking or shall abate equitably upon a partial taking. Tenant shall not be entitled to any portion or any award for any condemnation taking attributable to the leasehold interest of tenant but shall be entitled to an award attributable to any fixtures or improvements installed or owned by Tenant and for court awarded moving expenses.

     17. SIGNS: No sign shall be placed by Tenant at or about the premises without the written consent of Landlord and such sign shall conform to all zoning and other governmental requirements and shall be self contained within a frame of metal or wood with a plexiglass cover and shall generally conform to the design and composition of other signs for other tenants of the Schwarz Industrial Buildings.

     18. FIRST LIEN OF LANDLORD: Tenant hereby grants to Landlord lien over all personal property, equipment, inventory, fixtures or any property of Tenant in or about the premises, to secure all obligations of Tenant.

     19. LIEN AGAINST PREMISES: Tenant shall no right to cause or permit any lien to be filed against the premises and, within ten (10) days of the filing of any such lien, shall payoff or bond any such lien. All third parties are hereby placed on notice that the Tenant has no right or authority from Landlord to grant, permit or subject the premises in any manner to any lien(s), whether mechanic or otherwise, whether for work performed, material furnished, or obligations incurred or otherwise.

     20. MISCELLANEOUS LEGAL PROVISIONS: This lease represents the entire understanding of Landlord and Tenant with respect to the Schwarz Industrial Buildings and there are no oral representations or agreements which have not been reduced to this writing. Tenant hereby accepts the premises in the condition that they exist upon taking possession in "as is - where is" condition. In the event that any covenant or obligation of this lease is deemed to be unenforceable, such determination shall not affect the enforceability and binding nature of all other covenants and obligations of this lease. This lease shall be binding upon the parties hereto, their assigns, personal representatives and legal representatives. Violation of the terms of this lease by Tenant,

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any breach of this lease by Tenant,  the  abandonment  by Tenant,  the filing by
Tenant of bankruptcy, insolvency, assignment for benefit of creditors or other similar arrangement shall all be deemed material breach(s) of this lease and Landlord shall be entitled to all rights and remedies accruing from breach. If it in necessary to resort to litigation to enforce the terms of this lease, the prevailing party in such action shall recover from the non-prevailing party all cost of litigation, including a reasonable attorneys fees, including fees incurred for the preservation of the obligations of this lease in bankruptcy. Venue for any suits arising out of or otherwise attributable to this lease shall lie exclusively in the courts of Volusia County, Florida.

     21. SPECIAL IMPROVEMENTS TO LEASED AREA AND PERMITTED PARKING: Attached to this lease is a letter dated August authored by Edward L. Schwarz which sets forth the improvements to be made to the leased area together with a grid showing the division of expenses between Tenant and Landlord generally. There is further included a drawing showing the permitted parking areas for use by Tenant and its invitees.

     22. RADON GAS: Radon is a naturally occurring radio active gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this lease on the date so indicated.

  WITNESSES:
                                        MRS Enterprises, LLC

                                        By:
                                        ----------------------------
  Print Name:                           Ralph L. Schwarz, Sr.
  Print Name:
                                        Date:
                                        ----------------------------
                                                 ("Landlord")

                                        THERMACELL TECHNOLOGIES, INC.

                                        By:
                                        ----------------------------
  Print Name:                                   Print Name:

  Print Name:                           Date:
                                        ----------------------------
                                                  ("Tenant")

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